Third Quarter 2020 Results October 22, 2020 Exhibit 99.2

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; (10) changes in regulation resulting from or relating to financial reform legislation; and (11) the COVID-19 pandemic and its effect on the economic and business environments in which we operate. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1 Net interest income on a fully taxable equivalent basis was $398.7 million, a decrease of $14.3 million or 3%. Third Quarter 2020 Overview Net Income of $144.6 Million, or $0.34 per Common Share Operating earnings: $144.7 million, or $0.34 per common share, an increase of $43.7 million or $0.10 per common share Net interest margin: 2.97%, a decrease of 8 basis points - (ex. impact of PPP loans: 3.00%, a decrease of approximately 5 basis points) Net interest income1: $391.4 million, a decrease of $14.2 million or 4% Non-interest income: $101.1 million, an increase of $11.5 million or 13% Non-interest expense (operating): $289.0 million, an increase of $3.5 million or 1% Pre-provision net revenue (operating): $203.5 million, a decrease of $6.2 million or 3% - (an increase of $25.2 million or 14% from 3Q 2019) Efficiency ratio: 53.8%, an increase of 30 basis points - (an improvement of 300 basis points from 3Q 2019) Average loans: $44.9 billion, a decrease of $300 million or 1% Period-end loans: $45.2 billion, a decrease of $221 million or 1% Runoff of the transactional portion of New York multifamily portfolio and certain acquired portfolios collectively lowered balances by $119 million Planned reduction of residential mortgages lowered balances by $528 million Average deposits: $49.5 billion, an increase of $1.1 billion or 2% Period-end deposits: $49.6 billion, a decrease of $298 million or 1% Net loan charge-offs to average total loans: 0.15%, an increase of 7 basis points Provision for credit losses on loans: $27.1 million, a decrease of $53.7 million Allowance for credit losses to total loans: 0.94%, increase of 3 basis points - (ex. PPP loans: 0.99%) (Comparisons versus second quarter 2020, unless noted otherwise)

Allowance for Credit Losses (ACL) 3Q 2020 ACL reflects consideration of a baseline economic forecast and a more adverse scenario, each prepared as of late September. Baseline scenario includes modest improvement in most key economic variables compared to the baseline scenario employed at the end of 2Q 2020. More adverse scenario includes continued uncertainty associated with the status and extent of further economic stimulus, and the upcoming election. Cumulative, year-to-date ACL build is approximately $177 million, which increased the ACL/Total Loans ratio by 37 basis points since year-end 2019 (or 42 basis points, ex. PPP balances). Total loan deferrals were $1.6 billion or 3.5% of total loans at Sept. 30, down from more than $7.1 billion or 15.8% of total loans at the end of June. 1 Excluding PPP loans, 3Q 2020 C&I ACL/Loans = 1.04% and Total ACL/Loans = 0.99% 2 MW / ABL = Mortgage Warehouse / Asset Based Lending

Net Interest Income1 ($ in millions) $405.6 $391.4 1 Net interest income on a fully taxable equivalent basis for 2Q 2020 and 3Q 2020 was $413.0 million and $398.7 million, respectively. ($14.2) or (4%) Linked-Quarter Change ($21.6) $5.7 $2.5 $1.4 ($2.2)

Net Interest Margin 3.05% 2.97% (8) bps Linked-Quarter Change 4 bps 2 bps 1 bp (15 bps)

Loans: Average Balances $44,853 ($ in millions) $45,153 Linked-Quarter Change Linked-quarter change ($300) million or (1%) $524 ($413) ($242) ($111) ($58)

Deposits: Average Balances ($ in millions) $49,542 $48,447 Linked-quarter change +$1.1 billion or 2% Average Deposits Linked-Quarter Change $1,270 ($1,374) $901 $298

Non-Interest Income ($ in millions) $89.6 $101.1 +$11.5 or 13% Linked-Quarter Change ($1.5) $2.1 $4.2 $1.4 $0.7 $0.7 $0.6 $3.3

Non-Interest Expense ($ in millions) $293.6 $304.0 ($10.4) or (3%) Ex. Merger-Related Expenses: $3.5 or 1% Linked-Quarter Change ($13.9) ($0.6) $0.6 $0.4 $0.5 ($0.3) $2.9

Efficiency Ratio Quarterly Trend

Asset Quality 1 PBCT ratios for periods prior to January 1, 2020 have been restated to reflect the total loan portfolio (originated & acquired) Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans

Returns Return on Average Assets Return on Average Tangible Common Equity Returns calculated on an operating basis 14.4% 1.13% 15.2% 13.2% 0.96% 9.5% 0.65% 13.4%

Capital Ratios Sep. 30, 2019 Dec. 31, 2019 Mar. 31, 2020 Jun. 30, 2020 Sep. 30, 2020 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 7.8% 8.0% 7.4% 7.3% (2) 7.5% (2) Tier 1 Leverage 8.7% 9.1% (1) 8.4% 8.0% (3) 8.2% (3) Common Equity Tier 1 10.1% 10.2% 9.5% 9.8% 10.0% Tier 1 Risk-Based 10.7% 10.7% 10.0% 10.3% 10.5% Total Risk-Based 12.0% 12.0% 11.3% 11.8% 11.9% People’s United Bank, N.A. Tier 1 Leverage 8.8% 9.3% (1) 8.9% 8.5% (3) 8.7% (3) Common Equity Tier 1 10.8% 10.9% 10.7% 10.9% 11.1% Tier 1 Risk-Based 10.8% 10.9% 10.7% 10.9% 11.1% Total Risk-Based 12.2% 12.1% 12.0% 12.3% 12.3% 1 Adjusting for a full quarter of United assets, the pro forma Tier 1 Leverage Ratio at December 31, 2019 is 8.9%. 2 Adjusting for the Paycheck Protection Program (PPP) loans, the pro forma TCE/TA ratio is 7.6% at June 30, 2020 and 7.9% at September 30, 2020. 3 Adjusting for PPP loans, the pro forma Tier 1 Leverage Ratio is 8.3% for the Holding Company and 8.7% for the Bank at June 30, 2020 and 8.6% for the Holding Company and 9.1% for the Bank at September 30, 2020.

Appendix

Total Loan Forbearance (incl. First & Second Deferrals) (Balances at September 30, 2020; $ in millions) Loan Forbearance By Business Segment Loan Forbearance By Commercial Property Type / Industry Note: Commercial real estate retail balances include Business Banking loans

Loan Risk Profile ($ in millions) 1 MW / ABL = Mortgage Warehouse / Asset Based Lending 2 Includes loans 30-89 days past due and non-performing loans

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Sep. 30, 2020 Jun. 30, 2020 Net Interest Income (NII) Sensitivity

Loans By State $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) Breakdown $35,241 $43,596 $45,231

Deposits By State $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) Breakdown $36,159 $43,590 $49,637

Peer Group

	Firm	Ticker	City	State
1	Associated Banc-Corp	ASB	Green Bay	WI
2	BankUnited Inc.	BKU	Miami Lakes	FL
3	Citizens Financial Group, Inc.	CFG	Providence	RI
4	Comerica Inc.	CMA	Dallas	TX
5	First Horizon National Corp.	FHN	Memphis	TN
6	F.N.B. Corp.	FNB	Pittsburgh	PA
7	Huntington Bancshares, Inc.	HBAN	Columbus	OH
8	KeyCorp	KEY	Cleveland	OH
9	M&T Bank Corp.	MTB	Buffalo	NY
10	New York Community Bancorp	NYCB	Westbury	NY
11	Signature Bank	SBNY	New York	NY
12	Sterling Bancorp	STL	Montebello	NY
13	Valley National Bancorp	VLY	Wayne	NJ
14	Webster Financial Corp.	WBS	Waterbury	CT
15	Zions Bancorp.	ZION	Salt Lake City	UT

People's United Financial, Inc.
20

For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com